UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2023 (May 17, 2023)

Atossa Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Spring Street Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 588-0256

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuance to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	The Nasdaq Capital Market

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Atossa Therapeutics, Inc. (the “Company”) has reviewed the Company’s needs and potential public accounting firms to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

On May 17, 2023 (the “Effective Date”), the Audit Committee dismissed BDO USA LLP (“BDO”) as the Company’s independent registered public accounting firm, effective as of that date.

BDO’s audit reports on the Company’s consolidated financial statements for the years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. BDO expressed no opinion on the effectiveness of the Company’s internal control over financial reporting for the fiscal year ended December 31, 2022, as the Company was not required to have, nor did the Company engage BDO to perform, an audit of the Company’s internal control over financial reporting in such year.

During the Company’s fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through (and including) the Effective Date, there were (i) no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreements in its report on the Company’s consolidated financial statements for such year, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except as set forth in the following sentence. As previously disclosed under Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, during the audit of the consolidated financial statements for the year ended December 31, 2020, the Company reported a material weakness in its internal controls over financial reporting due to ineffective controls over the evaluation and accounting for complex financing transactions. The material weakness was remediated as of December 31, 2021.

The Company provided BDO with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing this Report with the Securities and Exchange Commission (the “SEC”). The Company has requested that BDO furnish a letter addressed to the SEC stating whether or not BDO agrees with the statements above. A copy of BDO’s letter dated May 22, 2023 is filed as Exhibit 16.1 to this Report.

(b) Appointment of New Independent Registered Public Accounting Firm.

The Audit Committee, on and effective as of the Effective Date, appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through the Effective Date, neither the Company nor anyone acting on its behalf consulted with EY, regarding either: (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from BDO USA LLP, dated May 22, 2023
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2023

/s/ Kyle Guse
Kyle Guse Chief Financial Officer and General Counsel